Exhibit No. EX-99.23(h)(4)(a)


                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                       GARTMORE VARIABLE INSURANCE TRUST
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                         AMENDED, effective May 1, 2006

                                                                                              Expenses Excluded for
                                                                                                Purposes of "Fund
                                                                                             Operating Expenses" in
NAME OF FUND                                  EXPENSE LIMITATION FOR FUND*                         SECTION 1.1
------------                                ------------------------------                   ----------------------
Gartmore GVIT U.S. Growth Leaders Fund      Class I                   1.15%                       See (1) Below
                                            Class II                  1.15%
                                            Class III                 1.15%

Gartmore GVIT Nationwide Leaders Fund       Class I                   1.10%                       See (1) Below
                                            Class II                  1.10%
                                            Class III                 1.10%

Gartmore GVIT Global Technology and         All Classes               1.23%                       See (1) Below
Communications Fund

Gartmore GVIT Money                         Class IV                  0.50%                       See (2) Below
Market Fund

Gartmore GVIT Mid Cap                       Class IV                  0.95%                       See (2) Below
Growth Fund

Van Kampen GVIT Comstock                    Class IV                  0.95%                       See (2) Below
Value Fund

GVIT S&P 500 Index Fund                     Class I                   0.23%                       See (1) Below
                                            Class II                  0.23%
                                            Class IV                  0.23%
                                            Class ID                  0.23%

GVIT Small Cap Index Fund                   Class II                  0.30%                       See (1) Below
                                            Class VII                 0.30%
                                            Class ID                  0.30%

                                            Class II                  4.00%**
                                            Class VI                  4.00%**
                                            Class ID                  4.00%**

                                                                                              Expenses Excluded for
                                                                                                Purposes of "Fund
                                                                                             Operating Expenses" in
NAME OF FUND                                  EXPENSE LIMITATION FOR FUND*                         SECTION 1.1
------------                                ------------------------------                   ----------------------
GVIT Mid Cap Index Fund                     Class I                   0.32%                       See (1) Below
                                            Class II                  0.32%
                                            Class III                 0.32%
                                            Class ID                  0.32%

GVIT International Index Fund               Class VI                  0.37%                       See (1) Below
                                            Class VII                 0.37%
                                            Class ID                  0.37%

                                            Class VI                  4.00%**
                                            Class VII                 4.00%**
                                            Class ID                  4.00%**

GVIT Bond Index Fund                        Class II                  0.32%                       See (1) Below
                                            Class VII                 0.32%
                                            Class ID                  0.32%

                                            Class II                  4.00%**
                                            Class VII                 4.00%**
                                            Class ID                  4.00%**

------------

(1) Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

(2) Interest, taxes, brokerage commissions, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

* Effective until at least May 1, 2007. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

**   Effective until at least March 1, 2011.